Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Ryan Brown Investor Relations 779-231-0017
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS AND INITIATES 2026 FINANCIAL OUTLOOK
Earnings Release Highlights
•Executed Adjusted (non-GAAP) operating earnings per share above expectations, with GAAP net income of $0.58 per share and Adjusted (non-GAAP) operating earnings of $0.59 per share for the fourth quarter of 2025, resulting in full-year GAAP net income of $2.73 per share and Adjusted (non-GAAP) operating earnings of $2.77 per share
•Introducing full year 2026 Adjusted (non-GAAP) operating earnings guidance range of $2.81-$2.91 per share, representing over 6% growth from 2025 guidance
•Projecting $41.3 billion of capital expenditures over the next four years to support customer needs and grid reliability, resulting in expected rate base growth of 7.9% and operating EPS compounded annual growth near the top end of 5-7% from 2025-2029
•Updating 4-year financing plan to include $3.4 billion of equity to fund capital expenditures, in line with a balanced funding strategy of funding incremental capital with approximately 40% equity, implying $850 million in annualized equity needs per year, with 82% of 2026 needs priced under forwards
•All utilities achieved first quartile performance in System Average Interruption Duration Index (SAIDI), with ComEd landing in top decile for both SAIDI and System Average Interruption Frequency Index
•Customer affordability is paramount to Exelon’s strategy, with $60 million provided in direct assistance through the company’s Customer Relief Fund

CHICAGO (Feb. 12, 2026) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2025.

“As we close out our 25th anniversary year, I am pleased to report that Exelon delivered strong operational and financial performance in 2025,” said Exelon President and Chief Executive Officer Calvin Butler. “We remain committed to balancing the investments needed to meet tomorrow’s energy demands while keeping our customers at the center of every decision. Through our customer programs and disciplined focus on cost and operational excellence, we continued to maintain customer bills below the national average. We look forward to building on this momentum in 2026 – delivering and advocating for safe, reliable and affordable energy solutions while strengthening the communities we proudly serve.”
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“Exelon's financial performance in 2025 exceeded expectations, with full-year adjusted operating earnings of $2.77 per share, sustaining a 100% track record of annual outperformance as a standalone utility,” said Exelon Chief Financial Officer Jeanne Jones. “With a $41.3 billion four-year capital plan and 7.9% rate base growth, we are well-positioned to deliver annualized earnings growth near the top end of 5% to 7% through 2029. As we continue to make the critical investments needed to modernize our energy infrastructure, we remain focused on supporting our customers by providing reliable and resilient service, maintaining a sharp focus on cost management, and advocating for policies that advance customer equity and energy supply solutions.”
Fourth Quarter 2025
Exelon's GAAP net income for the fourth quarter of 2025 decreased to $0.58 per share from $0.64 per share in the fourth quarter of 2024. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 decreased to $0.59 per share from $0.64 per share in the fourth quarter of 2024. For the reconciliations of GAAP net income to Adjusted (non-GAAP) operating earnings, refer to the tables beginning on page 5.
GAAP net income and Adjusted (non-GAAP) operating earnings in the fourth quarter of 2025 primarily reflect:
•Higher utility earnings primarily due to distribution and transmission rates at ComEd and PHI, distribution rates at PECO and BGE, higher AFUDC at ComEd, favorable weather at PECO, and impacts of the multi-year plan reconciliation at BGE. This was partially offset by higher income taxes, contracting costs, depreciation expense, and an absence of the storm cost deferral at PECO, higher contracting costs at PHI, higher interest expense at PECO and BGE, and timing of distribution earnings at ComEd.
•Higher costs at the Exelon holding company primarily due to higher interest expense, charitable contributions, and the Customer Relief Fund contribution. This was partially offset by lower income taxes.
Full Year 2025

Exelon's GAAP net income for 2025 increased to $2.73 per share from $2.45 per share in 2024. Adjusted (non-GAAP) operating earnings for 2025 increased to $2.77 per share from $2.50 per share in 2024.

GAAP net income and Adjusted (non-GAAP) operating earnings for the full year 2025 primarily reflect:
•Higher utility earnings primarily due to distribution rates at PECO and BGE, distribution and transmission rates at ComEd and PHI, favorable weather at PECO, a higher return on regulatory assets primarily due to an increase in asset balances and higher AFUDC at ComEd, lower income taxes at PECO, and lower storm costs and impacts of the multi-year plan reconciliation at BGE. This was partially offset by higher interest expense at PECO, BGE, and PHI; higher depreciation expense at PECO and PHI; higher contracting costs at PECO and PHI; lower transmission peak load at ComEd; absence of the Pepco multi-year plan reconciliations; and lower AFUDC at PHI.
•Higher costs at the Exelon holding company primarily due to the Customer Relief Fund contribution, higher interest expense, charitable contributions, and higher income taxes.

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Operating Company Results1
ComEd
ComEd's fourth quarter of 2025 GAAP net income increased to $244 million from $243 million in the fourth quarter of 2024. ComEd's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 increased to $252 million from $243 million in the fourth quarter of 2024, primarily due to an increase in distribution and transmission rate base driven by incremental investments to serve customers and an increase in allowance for funds used during construction (AFUDC), partially offset by the timing of distribution earnings. Due to revenue decoupling, ComEd's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2025 GAAP net income decreased to $162 million from $195 million in the fourth quarter of 2024. PECO's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 decreased to $162 million from $196 million in the fourth quarter of 2024, primarily due to an increase in income taxes due to tax repairs, an absence of the storm cost deferral, an increase in contracting costs, and an increase in depreciation and interest expense, partially offset by electric and gas distribution rates associated with updated recovery of investments to serve customers and favorable weather.
BGE
BGE’s fourth quarter of 2025 GAAP net income increased to $180 million from $175 million in the fourth quarter of 2024. BGE's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 increased to $181 million from $175 million in the fourth quarter of 2024, primarily due to distribution rates associated with updated recovery of investments to serve customers and impacts of the multi-year plan reconciliation, partially offset by an increase in interest expense. Due to revenue decoupling, BGE's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2025 GAAP net income increased to $171 million from $138 million in the fourth quarter of 2024. PHI’s Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 increased to $171 million from $132 million in the fourth quarter of 2024, primarily due to distribution and transmission rates driven by updated recovery of investments to serve customers. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not intended to be affected by actual weather or customer usage patterns.

___________
1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.
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Initiates Annual Guidance for 2026
Exelon introduced a guidance range for 2026 Adjusted (non-GAAP) operating earnings of $2.81-$2.91 per share. There are no adjustments between 2026 projected GAAP earnings and Adjusted (non-GAAP) operating earnings currently.
Recent Developments and Fourth Quarter Highlights
•Dividend: On February 12, 2026, Exelon's Board of Directors declared a regular quarterly dividend of $0.42 per share on Exelon's common stock. The dividend is payable on March 13, 2026, to Exelon shareholders of record as of the close of business on March 2, 2026.
•Rate Case Developments:
◦ComEd Multi-Year Rate Plan Reconciliation: On December 18, 2025, the Illinois Commerce Commission (ICC) issued a final order on the ComEd 2024 Multi-Year Rate Plan Reconciliation. The ICC approved a total requested revenue requirement increase of $243 million, with rates effective on January 1, 2026.
◦BGE Multi-Year Plan Reconciliation: The Maryland Public Service Commission (MDPSC) approved BGE to recover $77 million of under-collections related to its 2023 reconciliation request, with rates effective February 1, 2026. The MDPSC also provided for $28 million of additional regulatory assets.
◦DPL Delaware Electric Distribution Base Rate Case: On December 9, 2025, DPL Delaware filed an application the Delaware Public Service Commission (DEPSC) to increase its annual electric distribution rates by $45 million, reflecting an ROE of 10.50%. DPL currently expects a decision in the third quarter of 2027 but cannot predict if the DEPSC will approve the application as filed. DPL can implement interim rates on July 9, 2026, subject to refund.
◦DPL Delaware Natural Gas Distribution Base Rate Case: On December 17, 2025, the Delaware Public Service Commission approved an increase in DPL's annual natural gas base rates of $22 million, reflecting an ROE of 9.60%. Interim rates went into effect on April 20, 2025, subject to refund. Rates associated with the approved order were effective on January 1, 2026.
◦ACE Electric Base Rate Case: On November 21, 2025, the New Jersey Board of Public Utilities approved an increase in ACE's annual electric distribution base rates of $54 million (before New Jersey sales and uses tax), reflecting an ROE of 9.60%, with rates effective on December 1, 2025.
•Financing Activities:
◦On December 4, 2025, Exelon issued $1 billion of its 3.25% Convertible Senior Notes. Exelon used the proceeds to repay or refinance debt and for general corporate purposes.
◦On November 19, 2025, ACE issued First Mortgage Bonds of $75 million and $75 million at 5.54% and 5.81% due on September 19, 2040 and September 19, 2055, respectively. The proceeds were used to repay existing indebtedness and for general corporate purposes.

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Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) operating earnings for the fourth quarter of 2025 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2025 GAAP net income	$0.58	$593	$244	$162	$180	$171
Regulatory matters (net of taxes of $3)	0.01	8	8	—	—	—
2025 Adjusted (non-GAAP) operating earnings	$0.59	$602	$252	$162	$181	$171

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP net income	$0.64	$647	$243	$195	$175	$138
Asset retirement obligation (net of taxes of $3)	0.01	8	—	—	—	8
Cost management charge (net of taxes of $1, $0, $1, respectively)	—	2	—	1	—	1
Environmental costs (net of taxes of $5)	(0.01)	(12)	—	—	—	(12)
Income tax-related adjustments (entire amount represents tax expense)	—	(3)	—	—	—	(3)
2024 Adjusted (non-GAAP) operating earnings	$0.64	$642	$243	$196	$175	$132

Adjusted (non-GAAP) operating earnings for the full year of 2025 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2025 GAAP net income	$2.73	$2,768	$1,147	$814	$578	$799
Asset retirement obligations (net of taxes of $0)	—	(1)	—	—	—	(1)
Change in FERC audit liability (net of taxes of $1)	—	2	2	—	—	—
Cost management charge (net of taxes of $0)	—	(1)	—	—	—	—
Regulatory matters (net of taxes of $10)	0.03	30	29	—	—	—
Income tax-related adjustments (entire amount represents tax expense)	—	1	—	—	—	1
2025 Adjusted (non-GAAP) operating earnings	$2.77	$2,801	$1,178	$814	$578	$799

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Adjusted (non-GAAP) operating earnings for the full year of 2024 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP net income	$2.45	$2,460	$1,066	$551	$527	$741
Asset retirement obligations (net of taxes of $3)	0.01	8	—	—	—	8
Change in FERC audit liability (net of taxes of $13)	0.04	42	40	—	—	—
Cost management charge (net of taxes of $4, $0, $2, $0, $2, respectively)	0.01	13	—	5	1	6
Environmental costs (net of taxes of $5)	(0.01)	(13)	—	—	—	(13)
Income tax-related adjustments (entire amount represents tax expense)	—	(3)	—	—	—	(3)
2024 Adjusted (non-GAAP) operating earnings	$2.50	$2,507	$1,106	$556	$529	$739

__________
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2025 and 2024 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss fourth quarter 2025 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at https://investors.exeloncorp.com/.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and one of the nation’s largest utility companies, serving more than 10.9 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). Exelon's more than 20,000 employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on X and LinkedIn.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) operating earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) operating earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) operating earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the
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financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP net income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) operating earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 12, 2026.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient power generation resources to meet actual or forecasted demand or disruptions at generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of any Registrant’s credit ratings or other failure to satisfy the credit standards in the Registrants’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) in the Registrants' most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by the Registrants from time to time with the SEC.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Exelon uses its corporate website, www.exeloncorp.com, investor relations website, investors.exeloncorp.com, and social media channels to communicate with Exelon's investors and the public about the Registrants and other matters. Exelon's posts through these channels may be deemed material. Accordingly, Exelon encourages investors and others interested in the Registrants to routinely monitor these channels, in addition to following the Registrants' press releases, Securities and Exchange Commission filings and public conference calls and webcasts. The contents of Exelon's websites and social media channels are not, however, incorporated by reference into this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended December 31, 2025
Operating revenues	$1,091	$1,172	$1,432	$1,727	$(10)	$5,412
Operating expenses
Purchased power and fuel	(262)	445	638	735	—	1,556
Operating and maintenance	456	323	260	302	(4)	1,337
Depreciation and amortization	397	119	159	235	13	923
Taxes other than income taxes	106	56	97	143	11	413
Total operating expenses	697	943	1,154	1,415	20	4,229
Gain on sale of assets	—	—	—	1	1	2
Operating income (loss)	394	229	278	313	(29)	1,185
Other income and (deductions)
Interest expense, net	(135)	(72)	(64)	(105)	(174)	(550)
Other, net	45	11	17	18	(6)	85
Total other income and (deductions)	(90)	(61)	(47)	(87)	(180)	(465)
Income (loss) before income taxes	304	168	231	226	(209)	720
Income taxes	60	6	51	55	(45)	127
Net income (loss) attributable to common shareholders	$244	$162	$180	$171	$(164)	$593

Three Months Ended December 31, 2024
Operating revenues	$1,816	$998	$1,157	$1,509	$(9)	$5,471
Operating expenses
Purchased power and fuel	538	363	423	574	1	1,899
Operating and maintenance	426	245	240	322	(49)	1,184
Depreciation and amortization	390	110	164	232	17	913
Taxes other than income taxes	89	54	91	133	10	377
Total operating expenses	1,443	772	918	1,261	(21)	4,373
Loss on sale of assets	—	—	—	(1)	—	(1)
Operating income	373	226	239	247	12	1,097
Other income and (deductions)
Interest expense, net	(126)	(62)	(56)	(97)	(126)	(467)
Other, net	27	10	10	19	—	66
Total other income and (deductions)	(99)	(52)	(46)	(78)	(126)	(401)
Income (loss) before income taxes	274	174	193	169	(114)	696
Income taxes	31	(21)	18	31	(10)	49
Net income (loss) attributable to common shareholders	$243	$195	$175	$138	$(104)	$647

Change in net income (loss) from 2024 to 2025	$1	$(33)	$5	$33	$(60)	$(54)

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Twelve Months Ended December 31, 2025
Operating revenues	$7,267	$4,684	$5,222	$7,135	$(50)	$24,258
Operating expenses
Purchased power and fuel	1,782	1,733	2,221	2,931	—	8,667
Operating and maintenance	1,710	1,195	1,066	1,327	(121)	5,177
Depreciation and amortization	1,560	454	632	935	59	3,640
Taxes other than income taxes	409	240	370	568	42	1,629
Total operating expenses	5,461	3,622	4,289	5,761	(20)	19,113
Gain on sale of assets	—	—	—	3	—	3
Operating income (loss)	1,806	1,062	933	1,377	(30)	5,148
Other income and (deductions)
Interest expense, net	(530)	(260)	(247)	(411)	(679)	(2,127)
Other, net	132	41	51	72	(26)	270
Total other income and (deductions)	(398)	(219)	(196)	(339)	(705)	(1,857)
Income (loss) before income taxes	1,408	843	737	1,038	(735)	3,291
Income taxes	261	29	159	239	(165)	523
Net income (loss) attributable to common shareholders	$1,147	$814	$578	$799	$(570)	$2,768

Twelve Months Ended December 31, 2024
Operating revenues	$8,219	$3,973	$4,426	$6,448	$(38)	$23,028
Operating expenses
Purchased power and fuel	3,042	1,477	1,651	2,513	—	8,683
Operating and maintenance	1,703	1,120	1,036	1,250	(169)	4,940
Depreciation and amortization	1,514	428	638	947	67	3,594
Taxes other than income taxes	376	218	345	528	37	1,504
Total operating expenses	6,635	3,243	3,670	5,238	(65)	18,721
Gain (loss) on sale of assets	5	4	—	(1)	4	12
Operating income	1,589	734	756	1,209	31	4,319
Other income and (deductions)
Interest expense, net	(501)	(232)	(216)	(376)	(589)	(1,914)
Other, net	94	37	36	97	(2)	262
Total other income and (deductions)	(407)	(195)	(180)	(279)	(591)	(1,652)
Income (loss) before income taxes	1,182	539	576	930	(560)	2,667
Income taxes	116	(12)	49	189	(135)	207
Net income (loss) attributable to common shareholders	$1,066	$551	$527	$741	$(425)	$2,460

Change in net income (loss) 2024 to 2025	$81	$263	$51	$58	$(145)	$308
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$626	$357
Restricted cash and cash equivalents	525	541
Accounts receivable
Customer accounts receivable	3,732	3,144
Customer allowance for credit losses	(435)	(406)
Customer accounts receivable, net	3,297	2,738
Other accounts receivable	1,879	1,123
Other allowance for credit losses	(94)	(107)
Other accounts receivable, net	1,785	1,016
Inventories, net
Fossil fuel	88	72
Materials and supplies	780	781
Regulatory assets	1,359	1,940
Prepaid renewable energy credits	563	494
Other	523	445
Total current assets	9,546	8,384
Property, plant, and equipment, net	84,318	78,182
Deferred debits and other assets
Regulatory assets	9,214	8,710
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	4,755	4,026
Investments	312	290
Other	1,795	1,562
Total deferred debits and other assets	22,706	21,218
Total assets	$116,570	$107,784

	December 31, 2025	December 31, 2024
Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$612	$1,859
Long-term debt due within one year	1,665	1,453
Accounts payable	3,721	2,994
Accrued expenses	1,582	1,468
Payables to affiliates	5	5
Customer deposits	533	446
Regulatory liabilities	1,128	411
Mark-to-market derivative liabilities	30	29
Unamortized energy contract liabilities	5	5
Renewable energy credit obligations	473	429
Other	577	512
Total current liabilities	10,331	9,611
Long-term debt	47,413	42,947
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,715	12,793
Regulatory liabilities	11,016	10,198
Pension obligations	1,749	1,745
Non-pension postretirement benefit obligations	546	472
Asset retirement obligations	321	301
Mark-to-market derivative liabilities	106	103
Unamortized energy contract liabilities	16	21
Other	2,169	2,282
Total deferred credits and other liabilities	29,638	27,915
Total liabilities	87,772	80,863
Commitments and contingencies
Shareholders’ equity
Common stock	22,106	21,338
Treasury stock, at cost	(123)	(123)
Retained earnings	7,577	6,426
Accumulated other comprehensive loss, net	(762)	(720)
Total shareholders’ equity	28,798	26,921
Total liabilities and shareholders' equity	$116,570	$107,784

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$2,768	$2,460
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion	3,643	3,596
Gain on sales of assets	(3)	(12)
Deferred income taxes and amortization of investment tax credits	391	128
Other non-cash operating activities	1,331	592
Changes in assets and liabilities:
Accounts receivable	(1,691)	(644)
Inventories	(22)	(56)
Accounts payable and accrued expenses	260	(37)
Collateral (paid) received, net	(10)	33
Income taxes	121	(4)
Regulatory assets and liabilities, net	156	(50)
Pension and non-pension postretirement benefit contributions	(342)	(180)
Other assets and liabilities	(348)	(257)
Net cash flows provided by operating activities	6,254	5,569
Cash flows from investing activities
Capital expenditures	(8,529)	(7,097)
Proceeds from sales of assets	4	38
Other investing activities	—	17
Net cash flows used in investing activities	(8,525)	(7,042)
Cash flows from financing activities
Changes in short-term borrowings	(747)	(265)
Proceeds from short-term borrowings with maturities greater than 90 days	—	150
Repayments on short-term borrowings with maturities greater than 90 days	(500)	(549)
Issuance of long-term debt	6,075	4,974
Retirement of long-term debt	(1,311)	(1,557)
Issuance of common stock	691	148
Dividends paid on common stock	(1,617)	(1,524)
Proceeds from employee stock plans	36	43
Other financing activities	(94)	(109)
Net cash flows provided by financing activities	2,533	1,311
Increase (decrease) in cash, restricted cash, and cash equivalents	262	(162)
Cash, restricted cash, and cash equivalents at beginning of period	939	1,101
Cash, restricted cash, and cash equivalents at end of period	$1,201	$939

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2025 and 2024
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2024 GAAP net income (loss)	$0.64	$243		$195		$175		$138		$(104)	$647
Asset retirement obligation (net of taxes of $3)	0.01	—		—		—		8		—	8
Cost management charge (net of taxes of $0, $1, $1, respectively) (1)	—	—		1		—		1		—	2
Environmental costs (net of taxes of $5)	(0.01)	—		—		—		(12)		—	(12)
Income tax-related adjustments (entire amount represents tax (expense) (2)	—	—		—		—		(3)		—	(3)
2024 Adjusted (non-GAAP) operating earnings (loss)	$0.64	$243		$196		$175		$132		$(104)	$642

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$0.02	$—	(b)	$17		$—	(b)	$4	(b)	$—	$21
Load	(0.01)	—	(b)	(8)		—	(b)	2	(b)	—	(6)
Distribution and transmission rates (3)	0.11	12	(c)	64	(c)	12	(c)	23	(c)	—	111
Other energy delivery (4)	0.03	20	(c)	(3)	(c)	5	(c)	12	(c)	—	34
Operating and maintenance expense (5)	(0.09)	(12)		(58)		(1)		18		(43)	(96)
Pension and non-pension postretirement benefits	—	(1)		(1)		—		(1)		5	2
Depreciation and amortization expense (6)	(0.01)	(5)		(7)		(5)		(2)		4	(15)
Interest expense and other (7)	(0.09)	(5)		(38)		(5)		(17)		(26)	(91)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$(0.05)	$9		$(34)		$6		$39		$(60)	$(40)

2025 GAAP net income (loss)	$0.58	$244		$162		$180		$171		$(164)	$593
Regulatory matters (net of taxes of $3) (8)	0.01	8		—		—		—		—	8
2025 Adjusted (non-GAAP) operating earnings (loss)	$0.59	$252		$162		$181		$171		$(164)	$602
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2025 and 2024 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For regulatory recovery mechanisms across the utilities, including transmission formula rates and riders, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Primarily represents severance and reorganization costs related to cost management.
(2)Reflects the adjustment to state deferred income taxes due to change in DPL's Delaware net operating loss valuation allowance.
(3)For ComEd, reflects increased distribution and transmission rate base. For PECO, reflects increased distribution revenue primarily due to electric and gas rates. For BGE, reflects increased distribution revenue due to rates. For PHI, reflects increased distribution and transmission revenue primarily due to rates.
(4)For ComEd, reflects an increase in electric distribution, energy efficiency, and transmission revenues due to increased fully recoverable costs and an increase in return on regulatory assets, partially offset by a decrease in electric distribution revenues due to timing of distribution earnings.
(5)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, reflects the recognition of deferred storm regulatory asset in the fourth quarter of 2024 and contracting costs. For BGE, primarily reflects impacts from the multi-year plan reconciliation. For PHI, reflects the recognition of ACE's work stoppage regulatory asset. For Corporate, reflects charitable contributions and the Customer Relief Fund contribution.
(6)Across all utilities, reflects ongoing capital expenditures offset by regulatory asset amortization.
(7)For ComEd, reflects an increase in AFUDC, partially offset by an increase in interest expense. For PECO, primarily reflects an increase in income tax expense due to tax repairs, some of which is timing, and an increase in interest expense. For BGE and PHI, primarily reflects an increase in interest expense. For Corporate, primarily reflects an absence of a gain on open market repurchase of a portion of Exelon's Senior unsecured notes and an increase in interest expense, with a decrease in income tax expense due to timing.
(8)Represents the disallowance of certain capitalized costs.

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2025 and 2024
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2024 GAAP net income (loss)	$2.45	$1,066		$551		$527		$741		$(425)	$2,460
Asset retirement obligations (net of taxes of $3)	0.01	—		—		—		8		—	8
Change in FERC audit liability (net of taxes of $13)	0.04	40		—		—		—		2	42
Cost management charge (net of taxes of $2, $0, $2, $0, $4, respectively) (1)	0.01	—		5		1		6		1	13
Environmental costs (net of taxes of $5)	(0.01)	—		—		—		(13)		—	(13)
Income tax-related adjustments (entire amount represents tax expense) (2)	—	—		—		—		(3)		—	(3)
2024 Adjusted (non-GAAP) operating earnings (loss)	$2.50	$1,106		$556		$529		$739		$(423)	$2,507

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$0.05	$—	(b)	$44		$—	(b)	$8	(b)	$—	$52
Load	(0.02)	—	(b)	(19)		—	(b)	2	(b)	—	(17)
Distribution and transmission rates (3)	0.55	50	(c)	309	(c)	65	(c)	130	(c)	—	554
Other energy delivery (4)	0.17	93	(c)	16	(c)	10	(c)	54	(c)	—	173
Operating and maintenance expense (5)	(0.18)	(12)		(59)		6		(58)		(62)	(185)
Pension and non-pension postretirement benefits	—	(3)		(3)		—		—		3	(3)
Depreciation and amortization expense (6)	(0.04)	(32)		(20)		(5)		9		6	(42)
Interest expense and other (7)	(0.24)	(24)		(10)		(27)		(85)		(92)	(238)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$0.27	$72		$258		$49		$60		$(145)	$294

2025 GAAP net income (loss)	$2.73	$1,147		$814		$578		$799		$(570)	$2,768
Asset retirement obligations (net of taxes of $0)	—	—		—		—		(1)		—	(1)
Change in FERC audit liability (net of taxes of $1)	—	2		—		—		—		—	2
Cost management charge (net of taxes of $0) (1)	—	—		—		—		—		—	(1)
Regulatory matters (net of taxes $10) (8)	0.03	29		—		—		—		1	30
Income tax-related adjustments (entire amount represents tax expense) (2)	—	—		—		—		1		—	1
2025 Adjusted (non-GAAP) operating earnings (loss)	$2.77	$1,178		$814		$578		$799		$(568)	$2,801
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2025 and 2024 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For regulatory recovery mechanisms across the utilities, including transmission formula rates and riders, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Primarily represents severance and reorganization costs related to cost management.
(2)In 2024, reflects the adjustment to state deferred income taxes due to change in DPL's Delaware net operating loss valuation allowance. In 2025, reflects the adjustment to state deferred income taxes due to changes in forecasted apportionment.
(3)For ComEd, reflects increased distribution and transmission rate base. For PECO, reflects increased distribution revenue primarily due to electric and gas rates. For BGE, reflects increased distribution revenue due to rates. For PHI, reflects increased distribution and transmission revenue due to rates.
(4)For ComEd, reflects an increase in electric distribution, energy efficiency, and transmission revenues due to increased fully recoverable costs and an increase in return on regulatory assets, partially offset by a decrease in transmission peak load. For PHI, reflects increased distribution and transmission revenues due to increased fully recoverable costs.
(5)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, reflects increased contracting costs. For BGE, reflects impacts of the multi-year plan reconciliation and decreased storm costs. For PHI, reflects the absence of the Maryland multi-year plan reconciliations and increased contracting costs, partially offset by the recognition of ACE's work stoppage regulatory asset. For Corporate, reflects charitable contributions and the Customer Relief Fund contribution, partially offset by a decrease in Operating and maintenance expense with an offsetting decrease in other income due to the expiration of the TSA with Constellation.
(6)Across all utilities, reflects ongoing capital expenditures offset by regulatory asset amortization.
(7)For ComEd, reflects an increase in interest expense offset by an increase in AFUDC. For PECO, primarily reflects a decrease in income tax expense due to tax repairs, offset by an increase in interest expense. For BGE, primarily reflects an increase in interest expense. For PHI, reflects an increase in interest expense and a decrease in AFUDC. For Corporate, reflects an absence of a gain on open market repurchase of a portion of Exelon's Senior unsecured notes, an increase in interest expense, an increase in income tax expense, and a decrease in other income with an offsetting decrease in Operating and maintenance expense due to the expiration of the TSA with Constellation.
(8)Represents the disallowance of certain capitalized costs.

ComEd Statistics
Three Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	6,130	5,656	8.4%	5.1%	$750	$793	(5.4)%
Small commercial & industrial	7,049	6,780	4.0%	3.1%	272	504	(46.0)%
Large commercial & industrial(b)	6,898	7,293	(5.4)%	(5.3)%	(96)	270	(135.6)%
Public authorities & electric railroads	236	233	1.3%	7.2%	6	16	(62.5)%
Other(c)	—	—	n/a	n/a	220	277	(20.6)%
Total electric revenues(d)	20,313	19,962	1.8%	0.7%	1,152	1,860	(38.1)%
Other Revenues(e)					(61)	(44)	38.6%
Total Electric Revenues					$1,091	$1,816	(39.9)%
Purchased Power					$(262)	$538	(148.7)%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,104	1,767	2,139	19.1%	(1.6)%
Cooling Degree-Days	57	39	14	46.2%	307.1%

Twelve Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	28,016	27,274	2.7%	1.1%	$4,203	$3,809	10.3%
Small commercial & industrial	29,333	28,367	3.4%	1.1%	2,072	2,259	(8.3)%
Large commercial & industrial	28,332	27,870	1.7%	1.4%	593	1,145	(48.2)%
Public authorities & electric railroads	904	822	10.0%	11.1%	47	60	(21.7)%
Other(c)	—	—	n/a	n/a	907	1,080	(16.0)%
Total electric revenues(d)	86,585	84,333	2.7%	1.3%	7,822	8,353	(6.4)%
Other Revenues(e)					(555)	(134)	314.2%
Total Electric Revenues					$7,267	$8,219	(11.6)%
Purchased Power					$1,782	$3,042	(41.4)%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	5,802	4,795	5,968	21.0%	(2.8)%
Cooling Degree-Days	1,215	1,215	1,002	—%	21.3%

Number of Electric Customers	2025	2024
Residential	3,776,590	3,727,097
Small commercial & industrial	398,746	396,797
Large commercial & industrial	1,988	2,283
Public authorities & electric railroads	5,814	5,775
Total	4,183,138	4,131,952
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Decrease is due to the timing of billings in 2024.
(c)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(d)Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2025 and 2024, respectively, and $21 million and $8 million for the twelve months ended December 31, 2025 and 2024, respectively.
(e)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,126	3,066	2.0%	(1.7)%	$574	$486	18.1%
Small commercial & industrial	1,702	1,807	(5.8)%	(6.5)%	143	140	2.1%
Large commercial & industrial	3,213	3,358	(4.3)%	(4.5)%	79	70	12.9%
Public authorities & electric railroads	167	143	16.8%	18.8%	8	8	—%
Other(b)	—	—	n/a	n/a	81	75	8.0%
Total electric revenues(c)(d)	8,208	8,374	(2.0)%	(4.7)%	885	779	13.6%
Other Revenues(e)					10	9	11.1%
Total Electric Revenues					895	788	13.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(f)
Residential	14,720	12,549	17.3%	6.3%	197	145	35.9%
Small commercial & industrial	7,663	7,164	7.0%	(2.0)%	66	51	29.4%
Large commercial & industrial	1	—	n/a	2.4%	(1)	—	n/a
Transportation	6,445	6,109	5.5%	1.5%	9	8	12.5%
Other(g)	—	—	n/a	n/a	6	5	20.0%
Total natural gas revenues(h)	28,829	25,822	11.6%	2.9%	277	209	32.5%
Other Revenues(e)					—	1	(100.0)%
Total Natural Gas Revenues					277	210	31.9%
Total Electric and Natural Gas Revenues					$1,172	$998	17.4%
Purchased Power and Fuel					$445	$363	22.6%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,590	1,345	1,521	18.2%	4.5%
Cooling Degree-Days	26	53	33	(50.9)%	(21.2)%

Twelve Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	14,078	13,963	0.8%	(1.5)%	$2,494	$2,169	15.0%
Small commercial & industrial	7,537	7,683	(1.9)%	(3.0)%	627	547	14.6%
Large commercial & industrial	13,683	13,889	(1.5)%	(2.2)%	339	261	29.9%
Public authorities & electric railroads	678	613	10.6%	11.0%	34	29	17.2%
Other(b)	—	—	n/a	n/a	312	296	5.4%
Total electric revenues(c)	35,976	36,148	(0.5)%	(1.9)%	3,806	3,302	15.3%
Other Revenues(e)					21	23	(8.7)%
Total Electric Revenues					3,827	3,325	15.1%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(f)
Residential	43,189	38,328	12.7%	1.6%	593	445	33.3%
Small commercial & industrial	23,709	21,906	8.2%	0.6%	206	157	31.2%
Large commercial & industrial	15	17	(11.8)%	(2.2)%	—	—	n/a
Transportation	24,204	23,357	3.6%	0.7%	37	28	32.1%
Other(g)	—	—	n/a	n/a	19	16	18.8%
Total natural gas revenues(h)	91,117	83,608	9.0%	1.1%	855	646	32.4%
Other Revenues(e)					2	2	—%
Total Natural Gas Revenues					857	648	32.3%
Total Electric and Natural Gas Revenues					$4,684	$3,973	17.9%
Purchased Power and Fuel					$1,733	$1,477	17.3%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	4,274	3,786	4,348	12.9%	(1.7)%
Cooling Degree-Days	1,547	1,652	1,455	(6.4)%	6.3%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	1,541,970	1,533,443	Residential	510,959	508,224
Small commercial & industrial	154,841	155,164	Small commercial & industrial	44,698	44,846
Large commercial & industrial	3,158	3,150	Large commercial & industrial	7	7
Public authorities & electric railroads	10,248	10,708	Transportation	617	644
Total	1,710,217	1,702,465	Total	556,281	553,721
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended December 31, 2025 and 2024, respectively, and $9 million and $7 million for the twelve months ended December 31, 2025 and 2024, respectively.
(d)Decrease due to the timing of delivered volumes.
(e)Includes alternative revenue programs and late payment charges.
(f)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(g)Includes revenues primarily from off-system sales.
(h)Includes operating revenues from affiliates totaling $1 million for both the three months ended December 31, 2025 and 2024, respectively, and $3 million for both the twelve months ended December 31, 2025 and 2024, respectively.

BGE Statistics
Three Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,022	2,927	3.2%	(1.3)%	$674	$482	39.8%
Small commercial & industrial	648	638	1.6%	(0.3)%	102	85	20.0%
Large commercial & industrial	3,078	3,109	(1.0)%	(0.9)%	148	132	12.1%
Public authorities & electric railroads	49	48	2.1%	1.4%	8	8	—%
Other(b)	—	—	n/a	n/a	124	112	10.7%
Total electric revenues(c)	6,797	6,722	1.1%	(1.0)%	1,056	819	28.9%
Other Revenues(d)					(1)	28	(103.6)%
Total Electric Revenues					1,055	847	24.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	14,208	12,156	16.9%	1.2%	268	207	29.5%
Small commercial & industrial	3,132	2,689	16.5%	6.4%	41	34	20.6%
Large commercial & industrial	11,839	10,727	10.4%	4.7%	70	61	14.8%
Other(f)	1,600	945	69.3%	n/a	14	7	100.0%
Total natural gas revenues(g)	30,779	26,517	16.1%	3.2%	393	309	27.2%
Other Revenues(d)					(17)	1	(1,800.0)%
Total Natural Gas Revenues					376	310	21.3%
Total Electric and Natural Gas Revenues					$1,431	$1,157	23.7%
Purchased Power and Fuel					$638	$423	50.8%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,729	1,544	1,617	12.0%	6.9%
Cooling Degree-Days	16	27	31	(40.7)%	(48.4)%

Twelve Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	12,894	12,682	1.7%	(0.9)%	$2,503	$2,038	22.8%
Small commercial & industrial	2,723	2,716	0.3%	(0.3)%	414	360	15.0%
Large commercial & industrial	13,060	13,170	(0.8)%	(0.1)%	603	557	8.3%
Public authorities & electric railroads	195	198	(1.5)%	(1.5)%	33	31	6.5%
Other(b)	—	—	n/a	n/a	476	414	15.0%
Total electric revenues(c)	28,872	28,766	0.4%	(0.5)%	4,029	3,400	18.5%
Other Revenues(d)					(22)	36	(161.1)%
Total Electric Revenues					4,007	3,436	16.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	41,633	36,645	13.6%	(1.5)%	823	625	31.7%
Small commercial & industrial	9,860	8,682	13.6%	3.6%	140	110	27.3%
Large commercial & industrial	41,343	39,618	4.4%	0.8%	248	204	21.6%
Other(f)	6,643	2,268	192.9%	n/a	51	18	183.3%
Total natural gas revenues(g)	99,479	87,213	14.1%	0.1%	1,262	957	31.9%
Other Revenues(d)					(47)	33	(242.4)%
Total Natural Gas Revenues					1,215	990	22.7%
Total Electric and Natural Gas Revenues					$5,222	$4,426	18.0%
Purchased Power and Fuel					$2,221	$1,651	34.5%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	4,439	3,973	4,496	11.7%	(1.3)%
Cooling Degree-Days	912	1,066	902	(14.4)%	1.1%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	1,222,397	1,216,614	Residential	660,986	658,776
Small commercial & industrial	115,197	115,010	Small commercial & industrial	37,759	37,874
Large commercial & industrial	13,445	13,266	Large commercial & industrial	6,417	6,369
Public authorities & electric railroads	252	260	Total	705,162	703,019
Total	1,351,291	1,345,150
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2025 and 2024, respectively, and $6 million and $7 million for the twelve months ended December 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million for both the three months ended December 31, 2025 and 2024, respectively, and $2 million and $3 million for the twelve months ended December 31, 2025 and 2024.

Pepco Statistics
Three Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	1,873	1,808	3.6%	(4.7)%	$396	$328	20.7%
Small commercial & industrial	264	263	0.4%	(2.3)%	50	44	13.6%
Large commercial & industrial	3,355	3,369	(0.4)%	(1.6)%	301	259	16.2%
Public authorities & electric railroads	176	168	4.8%	3.7%	11	10	10.0%
Other(b)	—	—	n/a	n/a	97	103	(5.8)%
Total electric revenues(c)	5,668	5,608	1.1%	(2.5)%	855	744	14.9%
Other Revenues(d)					(27)	(24)	12.5%
Total Electric Revenues					$828	$720	15.0%
Purchased Power					$320	$247	29.6%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,457	1,144	1,305	27.4%	11.6%
Cooling Degree-Days	23	78	57	(70.5)%	(59.6)%

Twelve Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	8,269	8,108	2.0%	1.5%	$1,669	1,413	18.1%
Small commercial & industrial	1,117	1,119	(0.2)%	0.5%	205	184	11.4%
Large commercial & industrial	13,979	13,904	0.5%	1.4%	1,212	1,053	15.1%
Public authorities & electric railroads	676	622	8.7%	8.1%	39	37	5.4%
Other(b)	—	—	n/a	n/a	372	327	13.8%
Total electric revenues(c)	24,041	23,753	1.2%	1.6%	3,497	3,014	16.0%
Other Revenues(d)					(43)	25	(272.0)%
Total Electric Revenues					$3,454	$3,039	13.7%
Purchased Power					$1,262	$1,055	19.6%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	3,662	3,150	3,655	16.3%	0.2%
Cooling Degree-Days	1,653	1,957	1,783	(15.5)%	(7.3)%

Number of Electric Customers	2025	2024
Residential	886,386	877,916
Small commercial & industrial	54,038	54,036
Large commercial & industrial	23,194	23,068
Public authorities & electric railroads	207	207
Total	963,825	955,227
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended December 31, 2025 and 2024, respectively, and $6 million and $7 million for the twelve months ended December 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,297	1,183	9.6%	1.4%	$256	$218	17.4%
Small commercial & industrial	569	566	0.5%	(0.2)%	64	62	3.2%
Large commercial & industrial	996	1,007	(1.1)%	(1.9)%	30	32	(6.3)%
Public authorities & electric railroads	11	13	(15.4)%	(15.6)%	3	5	(40.0)%
Other(b)	—	—	n/a	n/a	78	72	8.3%
Total electric revenues(c)	2,873	2,769	3.8%	(0.2)%	431	389	10.8%
Other Revenues(d)					(5)	(2)	150.0%
Total Electric Revenues					426	387	10.1%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	3,252	2,649	22.8%	8.8%	54	36	50.0%
Small commercial & industrial	1,460	1,212	20.5%	5.1%	20	14	42.9%
Large commercial & industrial	441	433	1.8%	1.9%	2	1	100.0%
Transportation	1,728	1,715	0.8%	(4.7)%	5	5	—%
Other(g)	—	—	n/a	n/a	3	1	200.0%
Total natural gas revenues	6,881	6,009	14.5%	3.8%	84	57	47.4%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					84	57	47.4%
Total Electric and Natural Gas Revenues					$510	$444	14.9%
Purchased Power and Fuel					$223	$187	19.3%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,708	1,451	1,520	17.7%	12.4%
Cooling Degree-Days	10	23	36	(56.5)%	(72.2)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,727	1,480	1,635	16.7%	5.6%

Twelve Months Ended December 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	5,542	5,371	3.2%	(1.0)%	$1,049	$943	11.2%
Small commercial & industrial	2,392	2,359	1.4%	0.9%	264	253	4.3%
Large commercial & industrial	4,129	4,122	0.2%	(0.3)%	122	123	(0.8)%
Public authorities & electric railroads	42	43	(2.3)%	(2.6)%	16	17	(5.9)%
Other(b)	—	—	n/a	n/a	303	270	12.2%
Total rate-regulated electric revenues(c)	12,105	11,895	1.8%	(0.4)%	1,754	1,606	9.2%
Other Revenues(d)					(14)	1	(1,500.0)%
Total Electric Revenues					1,740	1,607	8.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	9,052	7,810	15.9%	7.5%	139	108	28.7%
Small commercial & industrial	4,339	3,801	14.2%	5.5%	55	43	27.9%
Large commercial & industrial	1,680	1,674	0.4%	0.4%	7	5	40.0%
Transportation	6,355	6,206	2.4%	(0.3)%	19	17	11.8%
Other(f)	—	—	n/a	n/a	11	7	57.1%
Total rate-regulated natural gas revenues	21,426	19,491	9.9%	4.1%	231	180	28.3%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					231	180	28.3%
Total Electric and Natural Gas Revenues					$1,971	$1,787	10.3%
Purchased Power and Fuel					$861	$760	13.3%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	4,434	3,968	4,320	11.7%	2.6%
Cooling Degree-Days	1,288	1,279	1,314	0.7%	(2.0)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	4,500	4,100	4,605	9.8%	(2.3)%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	495,254	490,626	Residential	132,148	131,392
Small commercial & industrial	65,500	64,813	Small commercial & industrial	10,255	10,218
Large commercial & industrial	1,273	1,255	Large commercial & industrial	14	14
Public authorities & electric railroads	634	606	Transportation	160	162
Total	562,661	557,300	Total	142,577	141,786
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2025 and 2024, and $9 million and $7 million for the twelve months ended December 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	875	790	10.8%	5.8%	$233	$174	33.9%
Small commercial & industrial	393	405	(3.0)%	(4.0)%	60	57	5.3%
Large commercial & industrial	695	819	(15.1)%	(15.3)%	39	48	(18.8)%
Public authorities & electric railroads	12	15	(20.0)%	(16.9)%	4	5	(20.0)%
Other(b)	—	—	n/a	n/a	54	73	(26.0)%
Total electric revenues(c)	1,975	2,029	(2.7)%	(4.9)%	390	357	9.2%
Other Revenues(d)					—	(9)	(100.0)%
Total Electric Revenues					$390	$348	12.1%
Purchased Power					$192	$140	37.1%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,716	1,483	1,534	15.7%	11.9%
Cooling Degree-Days	10	20	32	(50.0)%	(68.8)%

Twelve Months Ended December 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	4,055	4,022	0.8%	1.9%	$1,015	$900	12.8%
Small commercial & industrial	1,646	1,651	(0.3)%	0.5%	253	244	3.7%
Large commercial & industrial	2,932	3,167	(7.4)%	(6.5)%	180	196	(8.2)%
Public authorities & electric railroads	44	47	(6.4)%	(5.8)%	18	20	(10.0)%
Other(b)	—	—	n/a	n/a	250	280	(10.7)%
Total electric revenues(c)	8,677	8,887	(2.4)%	(1.4)%	1,716	1,640	4.6%
Other Revenues(d)					2	(12)	(116.7)%
Total Electric Revenues					$1,718	$1,628	5.5%
Purchased Power					$808	$698	15.8%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	4,567	4,168	4,489	9.6%	1.7%
Cooling Degree-Days	1,102	1,262	1,229	(12.7)%	(10.3)%

Number of Electric Customers	2025	2024
Residential	510,005	507,483
Small commercial & industrial	63,154	62,739
Large commercial & industrial	2,682	2,843
Public authorities & electric railroads	754	714
Total	576,595	573,779
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and less than $1 million for both the three months ended December 31, 2025 and 2024, respectively, and $4 million and $2 million for the twelve months ended December 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs.